Exhibit 99.1

Contact Information:

Madhu Ranganathan	Erik Bylin
Rackable Systems, Inc.	Investor Relations
Chief Financial Officer	510-933-8088
investorrelations@rackable.com	EBylin@rackable.com

Rackable Systems Announces Fourth Quarter and Fiscal-Year 2007 Financial Results

Record Revenue Quarter

Gross Margin Expansion

Strengthened Balance Sheet

FREMONT, CA – February 6, 2008 – Rackable Systems, Inc. (NASDAQ: RACK), a leading provider of servers and storage products for large-scale data centers, today announced financial results for the fourth quarter and fiscal year 2007.

Total revenue for the fourth quarter of 2007 was $111.7 million, up 4.5% compared to $106.9 million in the fourth quarter of 2006. Total revenue for the fiscal year 2007 was $353.2 million compared to $360.4 million in fiscal year 2006. GAAP gross margin for the fourth quarter of 2007 was 25.1%, compared to 18.8% in the fourth quarter of 2006. Non-GAAP gross margin for the fourth quarter of 2007 was 21.7%, compared to 19.8% in the fourth quarter of 2006. GAAP gross margin for fiscal year 2007 was 13.9%, compared to 21.4% in fiscal 2006. Non-GAAP gross margin for fiscal 2007 was 18.4%, compared to 22.4% in fiscal year 2006.

GAAP net loss per share was ($0.65) for the fourth quarter of 2007, compared to GAAP net income of $0.02 per diluted share in the fourth quarter of 2006. Non-GAAP net income per diluted share was $0.18 in the fourth quarter of 2007, compared to $0.19 in the fourth quarter of 2006.

GAAP net loss per share was ($2.42) for fiscal year 2007, compared to GAAP net income of $0.40 per diluted share in fiscal year 2006. Non-GAAP net income per diluted share was $0.17 for fiscal year 2007, compared to $0.94 in fiscal 2006.

During the fourth quarter, the company recorded a preliminary pre-tax goodwill impairment charge of $ 23.9 million. The GAAP net loss from operations and GAAP net loss reported for the fourth quarter of 2007 and for fiscal year 2007 both included this goodwill impairment charge.

“We are very pleased with our Q4 2007 execution, achieving our strongest quarter ever in revenues and a significant increase in gross margins,” said Mark J. Barrenechea, President and Chief Executive Officer of Rackable Systems. “2007 was a breakthrough year for innovation, demonstrated by the launch of our award-winning ICE Cube modular data center and numerous advancements in our broad range of server and storage products. We took the necessary steps to streamline our day-to-day operations, and our focus remains strong on providing energy efficient, Eco-Logical data center solutions for our growing customer base.”

Rackable Systems ended the fourth quarter of 2007 with $198.1 million of cash, cash equivalents and short-term investments compared to $160.5 million as of December 30, 2006, representing an increase of 23% during the period.

Business Outlook

Based on current business trends, Rackable Systems’ financial projections for FY 2008 are as follows:

•	Annual revenue is projected to be in the range of $ 353 - $ 388 million

•	Annual GAAP Gross Margin is projected to be in the range of 16.5% to 19.5%

•	Annual Non-GAAP gross margin is projected to be in the range of 17% - 20%

•	Positive non-GAAP EPS for the full year 2008

Non-GAAP financial measures disclosed in this press release exclude excess and obsolete inventory charges associated with next-generation technology shifts and related recoveries; goodwill impairment ; stock-based compensation; severance costs associated with executive management departures; write-off of in-process research and development; amortization of intangible assets related to the Terrascale acquisition; amortization of patents and customer lists; quarterly payout related to the Terrascale acquisition; and related adjustments to tax provision, including a valuation allowance charge. The reconciliation between GAAP and non-GAAP financials is provided in the tables accompanying this press release.

Conference Call Information

Rackable Systems will discuss these financial results and its outlook for 2008 in a conference call at 2:00 p.m. PST today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the company’s website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 719-457-0820 and entering the confirmation code 4367486.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release regarding 2008 projected financial results and primary operational focus are forward-looking statements. Actual results may differ materially due to a number of risks and uncertainties including: Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems’ products, which would negatively affect Rackable Systems’ gross and operating margins, as well as other financial measures; a significant portion of the company’s revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems’ financial performance; orders for Rackable Systems’ products can be received at the end of the quarter, and so a delay in placing an order could have a significant negative effect on Rackable Systems’ financial performance for the quarter; the failure of the RapidScale products to achieve market acceptance; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems’ gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; new products by competitors may come on the market, which would decrease the demand for Rackable Systems’ products. Detailed information about other potential factors that could affect Rackable Systems’ business, financial condition and results of operations is included in Rackable Systems’ Form 10-K under the caption “Risk Factors”, in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on February 28, 2007 and further updated in the latest Quarterly Report on Form 10-Q under the caption “Risks Factors,” in Part II, Item 1A of that report, filed with the SEC on November 8, 2007 and available at the SEC’s Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems’ management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense and excess and obsolete inventory charges related to next-generation technology shifts and related recoveries. Non-GAAP operating income (loss) discussed in this press release excludes stock-based compensation expense, excess and obsolete inventory charges related to next-generation technology shifts and related recoveries, goodwill impairment, severance costs associated with executive management departures, write-off of in-process research and development, amortization of intangibles recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company’s predecessor and cash payments related to the Terrascale acquisition. Non-GAAP net income and net income per share excludes the same items as non-GAAP operating income (loss) and, as well, excludes the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP net income (loss) the items cited above, whether or not recurring, to facilitate its review of the comparability of the company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance in the same way that management evaluates Rackable Systems’ financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the company’s business, such as the granting of equity compensation awards and the acquisition of Terrascale, as well as exclude the financial impact of other events affecting the company such as the operational ramifications of excess and obsolete inventory charges and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the company’s financial performance, but the amortization of those intangibles is not. In addition, the charges for excess and obsolete inventory associated with next-generation technology platform shifts reflects operational decisions and purchases by the company in a previous period that resulted in a cash outlay that the company will not be able to recover, but the ramifications of this operating decision are not reflected in the non-GAAP financial measures. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company’s SEC filings.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ: RACK) is a leading provider of Eco-Logical™ servers and storage products for large-scale data center deployments. The company’s products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, enterprise software, federal government, entertainment, financial services, oil and gas exploration and high performance-computing customers worldwide.

Rackable Systems and Eco-Logical are trademarks or registered trademarks of Rackable Systems®, Inc.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 29, 2007	December 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,897	$30,446
Short-term investments	148,215	130,025
Accounts receivable, net	49,957	104,070
Inventories	53,138	68,137
Deferred income taxes	499	7,408
Deferred cost of sales	456	2,375
Prepaids and other current assets	18,967	12,934

Total current assets	321,129	355,395
PROPERTY AND EQUIPMENT—Net	8,285	5,372
GOODWILL	—	22,871
INTANGIBLE ASSETS—Net	22,732	14,007
OTHER ASSETS	922	9,125

TOTAL	$353,068	$406,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$48,390	$61,102
Accrued expenses	16,382	19,894
Income taxes payable	—	247
Deferred revenue	5,190	5,972

Total current liabilities	69,962	87,215
DEFERRED INCOME TAXES	3,031	431
DEFERRED RENT	868	23
DEFERRED REVENUE	3,089	3,412

Total liabilities	76,950	91,081
STOCKHOLDERS’ EQUITY	276,118	315,689

TOTAL	$353,068	$406,770

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		For the Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
REVENUE	$111,650	$106,876	$353,155	$360,376
COST OF REVENUE	83,620	86,756	304,183	283,400

GROSS PROFIT	28,030	20,120	48,972	76,976

OPERATING EXPENSES:
Research and development	7,327	5,518	26,281	16,485
Sales and marketing	9,143	8,742	34,245	27,051
General and administrative	7,661	7,293	36,152	21,893
Goodwill impairment	23,872	—	23,872	—

Total operating expenses	48,003	21,553	120,550	65,429

INCOME (LOSS) FROM OPERATIONS	(19,973)	(1,433)	(71,578)	11,547
OTHER INCOME—Net:	2,386	2,065	8,588	8,297

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(17,587)	632	(62,990)	19,844
INCOME TAX PROVISION	(1,370)	(69)	(6,567)	(8,372)

NET INCOME (LOSS)	$(18,957)	$563	$(69,557)	$11,472

NET INCOME (LOSS) PER SHARE
Basic	$(0.65)	$0.02	$(2.42)	$0.43

Diluted	$(0.65)	$0.02	$(2.42)	$0.40

SHARES USED IN NET INCOME (LOSS) PER SHARE
Basic	29,233,217	28,012,081	28,785,807	26,947,888

Diluted	29,233,217	29,452,182	28,785,807	28,618,309

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		For the Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Cost of revenue	$285	$1,042	$2,152	$3,583
Research and development	1,098	2,067	4,887	5,069
Sales and marketing	794	2,197	5,465	6,245
General and administrative	1,926	2,482	10,731	5,858

Total	$4,103	$7,788	$23,235	$20,755

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Year Ended December 29, 2007	For the Year Ended December 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(69,557)	$11,472
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	7,392	3,566
Loss on disposal of fixed assets	73	—
Impairment loss on fixed assets	188	—
Impairment of goodwill	23,872	—
Provision for doubtful accounts receivable, net of writeoffs	105	311
Deferred income taxes	12,856	(9,620)
Write-off of acquired in-process research and development	—	2,840
Stock-based compensation	23,235	20,755
Changes in operating assets and liabilities:
Accounts receivable	54,008	(53,833)
Inventories	14,432	(27,197)
Prepaids and other assets	(5,919)	(8,889)
Accounts payable and other payables	(13,140)	32,055
Sales tax payable	(103)	—
Accrued expenses	(2,563)	11,199
Income taxes payable	392	(2,932)
Deferred cost of sales	1,910	6,200
Deferred revenue	(1,106)	(3,511)

Net cash provided by (used in) operating activities	46,075	(17,584)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(584,009)	(547,017)
Proceeds from sales and maturities of marketable securities	565,836	442,089
Purchases of property and equipment	(4,500)	(3,938)
Terrascale acquisition, net of cash acquired	(350)	(31,886)
Expenditures for intangibles	(9,122)	(152)

Net cash used in investing activities	(32,145)	(140,904)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon follow on offering—net of issuance costs	—	138,452
Excess tax benefit of stock options exercised	1,639	14,971
Repurchased restricted stock	(617)	—
Proceeds from issuance of common stock upon exercise of stock options	2,682	4,906
Proceeds from issuance of common stock upon ESPP purchase	1,843	1,541

Net cash provided by financing activities	5,547	159,870

Effect of exchange rate changes on cash and cash equivalents	(26)	(35)
NET INCREASE IN CASH AND CASH EQUIVALENTS	19,451	1,347
CASH AND CASH EQUIVALENTS—Beginning of period	30,446	29,099

CASH AND CASH EQUIVALENTS—End of period	$49,897	$30,446

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		For the Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
GAAP GROSS PROFIT	$28,030	$20,120	$48,972	$76,976
Add back (deduct):
Stock-based compensation	285	1,042	2,152	3,583
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	(4,129)	—	13,898	—

Non-GAAP GROSS PROFIT	$24,186	$21,162	$65,022	$80,559

GAAP GROSS MARGIN	25.1%	18.8%	13.9%	21.4%
Add back (deduct):
Stock-based compensation	0.3%	1.0%	0.6%	1.0%
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	-3.7%	—	3.9%	—

Non-GAAP GROSS MARGIN	21.7%	19.8%	18.4%	22.4%

GAAP INCOME (LOSS) FROM OPERATIONS	$(19,973)	$(1,433)	$(71,578)	$11,547
Add back (deduct):
Stock-based compensation	4,103	7,788	23,235	20,755
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	(4,129)	—	13,898	—
Goodwill impairment	23,872	—	23,872	—
Severance costs associated with executive management departures	—	—	781	—
Write-off of in-process research and development and amortization of intangible assets—Terrascale acquisition	1,133	553	2,906	3,530
Amortization of patents and customer list	321	359	1,398	1,436
Quarterly payout related to Terrascale acquisition	1,266	—	5,151	—

Non-GAAP INCOME (LOSS) FROM OPERATIONS (2)	$6,593	$7,267	$(337)	$37,268

GAAP NET INCOME (LOSS)	$(18,957)	$563	$(69,557)	$11,472
Add back (deduct):
Stock-based compensation	4,103	7,788	23,235	20,755
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	(4,129)	—	13,898	—
Goodwill impairment	23,872	—	23,872	—
Severance costs associated with executive management departures	—	—	781	—
Write-off of in-process research and development and amortization of intangible assets—Terrascale acquisition	1,133	553	2,906	3,530
Amortization of patents and customer list	321	359	1,398	1,436
Quarterly payout related to Terrascale acquisition	1,266	—	5,151	—
Adjustment to tax provision/benefit (1)	(2,302)	(3,631)	3,192	(10,150)

Non-GAAP NET INCOME (2)	$5,307	$5,632	$4,876	$27,043

GAAP NET INCOME (LOSS) PER SHARE—DILUTED	$(0.65)	$0.02	$(2.42)	$0.40
Add back:
Stock-based compensation, excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories, goodwill impairment, severance costs associated with executive management departures, write-off of in-process research and development and amortization of intangible assets—Terrascale acquisition, amortization of patents and customer list, quarterly payout related to Terrascale acquisition and adjustment to tax provision/benefit.	$0.83	$0.17	$2.59	$0.54

Non-GAAP NET INCOME PER SHARE—DILUTED	$0.18	$0.19	$0.17	$0.94

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
DILUTED—GAAP	29,233,217	29,452,182	28,785,807	28,618,309

DILUTED—Non-GAAP	29,468,908	29,452,182	29,356,526	28,618,309

(1)	The provision for income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 40.9% for the three months and year ended December 29, 2007 and includes a $13.2 million valuation charge for the year ended December 29, 2007. The valuation allowance was recorded to adjust the realizability of deferred tax assets at the beginning of the year due to a projected pre-tax loss that will result in a cumulative pre-tax loss position for fiscal years 2007, 2006, and 2005.
(2)	Non-GAAP net income and non-GAAP net loss from operations for the year ended December 29, 2007 includes $1.3M of charges related to an order cancellation by one customer, $0.8M of charges related to severance payments and $1.9M of charges related to sales & use tax. All of these were recorded in the three months ended March 31, 2007.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION FROM NON-GAAP TO GAAP FINANCIAL PROJECTIONS

(in millions except for per share amounts)

Revenue and Gross Margin Projections

	FY 2008
	Low	High
Estimated revenues	$353.0	$388.0
Non-GAAP gross margin	17.0%	20.0%
Non-GAAP estimated gross profit	$60.0	$77.6

Less
Estimated stock based compensation expense under cost of revenue	$(1.8)	$(1.8)

GAAP estimated gross profit	$58.2	$75.8

GAAP estimated gross margin	16.5%	19.5%
Percentage difference – Non-GAAP and GAAP gross margin	0.5%	0.5%

EPS Projection

FY 2008
Estimated GAAP earnings per share	$(0.57)
Estimated stock based compensation expense	$0.66
Amortization of intangible assets – Terrascale acquisition	$0.11
Quarterly payout related to Terrascale acquisition	$0.08
Estimated tax impact of non-GAAP adjustments and to reconcile GAAP to non-GAAP tax rate	$(0.11)

Estimated non-GAAP earnings per diluted share (1)	$0.17

Estimated number of diluted shares (in millions)	30.2

Footnote:

(1)	For reconciliation purpose only, the Company has estimated 2008 non-GAAP EPS of $0.17 or flat year over year.